Exhibit 99

FOR IMMEDIATE RELEASE

TARGET CORPORATION SECOND QUARTER EARNINGS PER SHARE $0.82

                MINNEAPOLIS, August 19, 2008 — Target Corporation (NYSE:TGT) today reported net earnings of $634 million for the second quarter ended August 2, 2008, compared with $686 million in the second quarter ended August 4, 2007. Earnings per share in the second quarter increased 2.4 percent to $0.82 from $0.80 in the same period a year ago. All earnings per share figures refer to diluted earnings per share.

                “Our second quarter earnings per share modestly exceeded our expectations despite continued soft sales trends,” said Gregg Steinhafel, president and chief executive officer. “We continue to focus on driving our financial results through superior execution and discipline and by continuing to delight our guests with differentiated merchandise at a compelling value.”

Retail Segment Results

                Sales grew 5.7 percent in the second quarter to $15.0 billion in 2008 from $14.2 billion in 2007, due to the contribution from new store expansion slightly offset by a 0.4 percent decline in comparable store sales. Retail segment earnings before interest expense and income taxes (EBIT) were $1.1 billion in the second quarter of 2008, up 7.2 percent from $1.0 billion in 2007.

                Second quarter gross margin rate declined moderately from last year, driven by faster sales growth in lower margin rate categories, partially offset by increased margin rates within categories. Second quarter selling, general and administrative (SG&A) expense rate improved meaningfully from 2007, benefiting from continued productivity gains in stores, and disciplined control of expenses across the company.

Credit Card Segment Results

                The average receivables directly funded by Target in the second quarter declined 19.8 percent to $3.6 billion from $4.5 billion a year ago, reflecting the impact of JPMorgan Chase’s investment in the receivables portfolio, partially offset by a $1.8 billion increase in average receivables.

                Segment profitability in the quarter declined 65 percent to $74 million from $213 million in the same period a year ago, as a result of a decline in overall portfolio yield, combined with Target’s reduced investment in the portfolio. This yield decline is attributable to higher bad debt expense resulting from an increase in current period write-offs combined with additions to the reserve for future periods, as well as the impact on portfolio yields of lower interest rates.

                Second quarter segment pre-tax return on invested capital declined to 8.2 percent in 2008 from a quarterly record 18.8 percent in 2007.

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TARGET CORPORATION

Interest Expense and Taxes

                Net interest expense for the quarter increased $63 million from second quarter 2007, due to higher average debt balances supporting capital investment, share repurchase and the receivables portfolio, slightly offset by lower average debt portfolio interest rates. Over the past four quarters, the company has invested $4.0 billion in capital expenditures, $4.9 billion in share repurchase and grown its investment in accounts receivable by $1.7 billion.

                The company’s effective income tax rate for the second quarter was 36.8 percent in 2008, down from 38.4 percent in 2007, due in part to favorable resolution during the quarter of specific tax uncertainties. For the full year, the company expects an effective income tax rate in the range of 37.5 to 38.0 percent.

Share Repurchase

                In the second quarter, under the share repurchase program announced in November 2007, the company repurchased approximately 33.8 million shares of its common stock at an average price of $49.30, for a total investment of $1.7 billion.

                Program-to-date through the end of the second quarter, the company has acquired approximately 90.8 million shares of its common stock at an average price per share of $51.61, reflecting a total investment of approximately $4.7 billion. The company expects to complete the program by the end of 2010 or sooner, and has nearly attained its previously stated expectation to complete half or more of the $10 billion authorization by the end of 2008.

Miscellaneous

                Target Corporation will webcast its second quarter earnings conference call at 9:30am CDT today.  Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “webcasts”). A telephone replay of the call will be available beginning at approximately 11:30am CDT today through the end of business on August 21, 2008. The replay number is (800) 642-1687 (passcode: 7389853).

                Forward-looking statements in this release, including expectations for effective tax rate and timing to complete the new share repurchase program, should be read in conjunction with the cautionary statements in Exhibit (99)A to the company’s first quarter 2008 Form 10-Q.

                Target Corporation's retail segment includes large, general merchandise and food discount stores, and a fully integrated on-line business called Target.com. In addition, the company operates a credit card segment that offers branded proprietary and Visa credit card products. The company currently operates 1,648 Target stores in 47 states.

Target Corporation news releases are available at www.target.com.

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(Tables Follow)

Contacts: John Hulbert (Investors)	Lena Michaud (Financial Media)
(612) 761-6627	(612) 761-6796

TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended				Six Months Ended
	Aug 2,	Aug 4,			Aug 2,	Aug 4,
(millions, except per share data) (unaudited)	2008	2007	Change		2008	2007	Change
Sales	$14,971	$14,167	5.7%		$29,273	$27,790	5.3%
Credit card revenues	501	453	10.4		1,001	871	14.9
Total revenues	15,472	14,620	5.8		30,274	28,661	5.6
Cost of sales	10,304	9,696	6.3		20,202	19,112	5.7
Selling, general and administrative expenses	3,153	3,071	2.7		6,190	5,934	4.3
Credit card expenses	347	182	90.9		620	351	76.5
Depreciation and amortization	448	404	11.0		884	796	11.1
Earnings before interest expense and income taxes	1,220	1,267	(3.8)		2,378	2,468	(3.6)
Interest expense, net
Nonrecourse debt collateralized by credit card receivables	48	30	59.3		67	57	18.0
Other interest expense	179	125	43.0		369	237	55.9
Interest income	(10)	(1)	682.4		(19)	(4)	429.5
Net interest expense	217	154	40.8		417	290	44.0
Earnings before income taxes	1,003	1,113	(9.9)		1,961	2,178	(10.0)
Provision for income taxes	369	427	(13.6)		724	841	(13.9)
Net earnings	$634	$686	(7.6	) %	$1,237	$1,337	(7.5	) %
Basic earnings per share	$0.82	$0.81	2.1%		$1.57	$1.57	0.2%
Diluted earnings per share	$0.82	$0.80	2.4%		$1.56	$1.55	0.4%
Weighted average common shares outstanding
Basic	770.3	850.8			787.9	853.4
Diluted	773.9	857.4			791.8	860.1

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	Aug 2,	Feb 2,	Aug 4,
(millions) (unaudited)	2008	2008	2007
Assets
Cash and cash equivalents	$1,527	$2,450	$555
Credit card receivables, net of allowance of $661, $570 and $509	7,980	8,054	6,397
Inventory	7,313	6,780	6,645
Other current assets	1,800	1,622	1,535
Total current assets	18,620	18,906	15,132
Property and equipment
Land	5,687	5,522	5,239
Buildings and improvements	19,511	18,329	16,483
Fixtures and equipment	4,031	3,858	3,516
Computer hardware and software	2,498	2,421	2,209
Construction-in-progress	1,851	1,852	2,848
Accumulated depreciation	(8,426)	(7,887)	(7,268)
Property and equipment, net	25,152	24,095	23,027
Other noncurrent assets	1,368	1,559	1,307
Total assets	$45,140	$44,560	$39,466
Liabilities and shareholders’ investment
Accounts payable	$6,606	$6,721	$6,101
Accrued and other current liabilities	3,030	3,097	2,761
Unsecured debt and other borrowings	1,723	1,464	2,160
Nonrecourse debt collateralized by credit card receivables	-	500	-
Total current liabilities	11,359	11,782	11,022
Unsecured debt and other borrowings	12,465	13,226	8,252
Nonrecourse debt collateralized by credit card receivables	5,467	1,900	1,900
Deferred income taxes	534	470	408
Other noncurrent liabilities	1,858	1,875	1,930
Total noncurrent liabilities	20,324	17,471	12,490
Shareholders’ investment
Common stock	63	68	71
Additional paid-in capital	2,707	2,656	2,610
Retained earnings	10,861	12,761	13,451
Accumulated other comprehensive loss	(174)	(178)	(178)
Total shareholders’ investment	13,457	15,307	15,954
Total liabilities and shareholders’ investment	$45,140	$44,560	$39,466
Common shares outstanding	755.0	818.7	847.8

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows
	Six Months Ended
	Aug 2,	Aug 4,
(millions) (unaudited)	2008	2007
Operating activities
Net earnings	$1,237	$1,337
Reconciliation to cash flow
Depreciation and amortization	884	796
Share-based compensation expense	37	42
Deferred income taxes	14	(65)
Bad debt provision	437	182
Loss on disposal of property and equipment, net	24	35
Other non-cash items affecting earnings	106	61
Changes in operating accounts providing / (requiring) cash:
Accounts receivable originated at Target	(150)	(64)
Inventory	(533)	(391)
Other current assets	(104)	(125)
Other noncurrent assets	(17)	(12)
Accounts payable	(115)	(475)
Accrued and other current liabilities	(179)	(161)
Other noncurrent liabilities	(47)	43
Other	160	-
Cash flow provided by operations	1,754	1,203
Investing activities
Expenditures for property and equipment	(1,956)	(2,363)
Proceeds from disposal of property and equipment	17	16
Change in accounts receivable originated at third parties	(213)	(321)
Other	(53)	(69)
Cash flow required for investing activities	(2,205)	(2,737)
Financing activities
Change in commercial paper, net	-	1,586
Reductions of short-term notes payable	(500)	-
Additions to long-term debt	3,557	1,900
Reductions of long-term debt	(503)	(1,253)
Dividends paid	(224)	(205)
Repurchase of stock	(2,815)	(940)
Stock option exercises and related tax benefit	21	195
Other	(8)	(7)
Cash flow (required for) / provided by financing activities	(472)	1,276
Net decrease in cash and cash equivalents	(923)	(258)
Cash and cash equivalents at beginning of period	2,450	813
Cash and cash equivalents at end of period	$1,527	$555

Subject to reclassification

TARGET CORPORATION

Retail Segment

Retail Segment Results	Three Months Ended			Six Months Ended
	Aug 2,	Aug 4,		Aug 2,	Aug 4,
(millions) (unaudited)	2008	2007	Change	2008	2007	Change
Sales	$14,971	$14,167	5.7%	$29,273	$27,790	5.3%
Cost of sales	10,304	9,696	6.3	20,202	19,112	5.7
Gross margin	4,667	4,471	4.4	9,071	8,678	4.5
SG&A expenses (a)	3,126	3,046	2.6	6,139	5,885	4.3
EBITDA	1,541	1,425	8.2	2,932	2,793	5.0
Depreciation and amortization	443	401	10.8	876	788	11.1
EBIT	$1,098	$1,024	7.2%	$2,056	$2,005	2.6%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $27 million and $51 million for the three and six months ended August, 2 2008, respectively, and $25 million and $49 million for the three and six months ended August 4, 2007, respectively, are recorded as a reduction to SG&A expenses within the Retail Segment.

Retail Segment Rate Analysis	Three Months Ended		Six Months Ended
	Aug 2,	Aug 4,	Aug 2,	Aug 4,
(unaudited)	2008	2007	2008	2007
Gross margin rate	31.2%	31.6%	31.0%	31.2%
SG&A expense rate	20.9%	21.5%	21.0%	21.2%
EBITDA margin rate	10.3%	10.1%	10.0%	10.0%
Depreciation and amortization expense rate	3.0%	2.8%	3.0%	2.8%
EBIT margin rate	7.3%	7.2%	7.0%	7.2%

Comparable-Store Sales	Three Months Ended		Six Months Ended
	Aug 2,	Aug 4,	Aug 2,	Aug 4,
(unaudited)	2008	2007	2008	2007
Comparable-store sales	(0.4)%	4.9%	(0.6)%	4.6%

Comparable-store sales increases or decreases are calculated by comparing sales in current year periods with comparable, prior fiscal-year periods of equivalent length. The method of calculating comparable-store sales varies across the retail industry.

Number of Stores and Retail Square Feet	Number of Stores		Retail Square Feet (b)
	Aug 2,	Aug 4,	Aug 2,	Aug 4,
(unaudited)	2008	2007	2008	2007	Change
Target general merchandise stores	1,417	1,345	176,171	165,672	6.3%
SuperTarget stores	231	192	40,828	33,890	20.5%
Total	1,648	1,537	216,999	199,562	8.7%

(b)  In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

Credit Card Segment

Credit Card Segment Results	Three Months Ended				Six Months Ended
	Aug 2,	Aug 4,			Aug 2,	Aug 4,
(millions) (unaudited)	2008	2007	Change		2008	2007	Change
Finance charge revenue	$340	$305	11.3%		$694	$601	15.5%
Late fees and other revenue	121	109	10.4		229	197	15.8
Third party merchant fees	40	39	3.3		78	73	8.0
Total revenues	501	453	10.4		1,001	871	14.9
Bad debt expense	256	95	168.9		437	182	140.3
Operations and marketing expenses (a)	118	112	5.9		234	218	7.3
Depreciation and amortization	5	3	4.1		8	8	8.9
Total expenses	379	210	79.5		679	408	66.5
EBIT	122	243	(49.5)		322	463	(30.6)
Interest expense on nonrecourse debt collateralized by credit card receivables	48	30	59.2		67	57	17.9
Segment Profitability	$74	$213	(65.0	) %	$255	$406	(37.3	) %
Average receivables funded by Target (b)	$3,636	$4,534			$4,952	$4,648
Segment pretax ROIC (c)	8.2%	18.8%			10.3%	17.5%

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $27 million and $51 million for the three and six months ended August, 2 2008, respectively, and $25 million and $49 million for the three and six months ended August 4, 2007, respectively, are recorded as an increase to Operations and Marketing expenses within the Credit Card Segment.

(b) Amounts represent the portion of average credit card receivables funded by Target. These amounts exclude $4,875 million and $3,528 million for the three and six months ended August 2, 2008, respectively, and $2,184 million and $2,022 million for the three and six months ended August 4, 2007, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate represents segment profitability divided by average receivables funded by Target, expressed as an annualized rate.

Spread Analysis - Total Portfolio
	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
	Aug 2, 2008			Aug 4, 2007			Aug 2, 2008			Aug 4, 2007
	Yield			Yield			Yield			Yield
	Amount	Annualized		Amount	Annualized		Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate		(in millions)	Rate		(in millions)	Rate
EBIT	$122	5.8%	(b)	$243	14.5%	(b)	$322	7.6%	(b)	$463	13.9	%(b)
LIBOR (a)		2.5%			5.3%			2.7%			5.3%
Spread to LIBOR (c)	$70	3.3%	(b)	$154	9.2%	(b)	$208	4.9%	(b)	$286	8.6	%(b)

(a) Balance-weighted average one-month LIBOR rate

(b) As a percentage of average receivables

(c) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the vast majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt securitized by credit card receivables is tied to LIBOR.

Receivables Rollforward Analysis	Three Months Ended					Six Months Ended
	Aug 2	,	Aug 4	,		Aug 2	,	Aug 4	,
(millions) (unaudited)	2008		2007		Change	2008		2007		Change
Beginning receivables	$8,420		$6,510		29.3%	$8,624		$6,711		28.5%
Charges at Target	1,021		1,049		(2.6)	1,968		1,991		(1.2)
Charges at third parties	2,258		2,202		2.5	4,406		4,091		7.7
Payments	(3,358)		(3,205)		4.8	(6,988)		(6,549)		6.7
Other	300		350		(14.2)	631		662		(4.6)
Period-end receivables	$8,641		$6,906		25.1%	$8,641		$6,906		25.1%
Average receivables	$8,511		$6,718		26.7%	$8,479		$6,670		27.1%
Accounts with three or more payments (60+ days) past due as a percentage of period-end receivables	4.5%		3.5%			4.5%		3.5%
Accounts with four or more payments (90+ days) past due as a percentage of period-end receivables	3.1%		2.3%			3.1%		2.3%

Allowance for Doubtful Accounts	Three Months Ended			Six Months Ended
	Aug 2,	Aug 4,		Aug 2,	Aug 4,
(millions) (unaudited)	2008	2007	Change	2008	2007	Change
Allowance at beginning of period	$590	$504	17.2%	$570	$517	10.4%
Bad debt provision	256	95	168.9	437	182	140.3
Net write-offs	(185)	(90)	106.2	(346)	(190)	82.8
Allowance at end of period	$661	$509	29.8%	$661	$509	29.8%
As a percentage of period-end receivables	7.6%	7.4%		7.6%	7.4%
Net write-offs as a percentage of average receivables (annualized)	8.7%	5.4%		8.2%	5.7%

Subject to reclassification